UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2010

INNOVATIVE CARD TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51260	90-0249676
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

633 West Fifth Avenue, Suite 2600
Los Angeles, California, 90071
(Address of principal executive offices, Zip Code)

(213) 223-2142
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

INNOVATIVE CARD TECHNOLOGIES, INC.

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2010, the Board of Directors (“Board”) and Compensation Committee of Innovative Card Technologies, Inc. (“Company”) approved the 2010 Equity Compensation Plan (“Plan”).  The Plan permits the granting of up to 6,000,000 shares of the Company’s common stock (“Common Stock”) through the issuance of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Restricted Stock Units, Performance Units, Performance Shares and Other Stock Based Awards to our employees, directors and consultants.  The Company anticipates submitting the plan for shareholder approval during the following 12 months (“Approval Period”).  In the event the Plan is not approved by the Company’s shareholders during the Approval Period, the Plan will be considered a non-qualified plan.

The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Plan which is attached hereto as Exhibit 4.01 and which is incorporated herein, in its entirety, by reference.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description

4.01	2010 Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVATIVE CARD TECHNOLOGIES, INC.

Date: February 22, 2010	By:	/s/ Richard Nathan
Richard Nathan
Chief Executive Officer